                                                                    Exhibit 4.01

            This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository named below or a nominee of the Depository. This Note is not exchangeable for Notes registered in the name of a Person other than the Depository or its nominee except in the limited circumstances described herein and in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in the limited circumstances described herein.

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (the "Depository"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                                 CITIGROUP INC.
                    FLOATING RATE NOTES DUE JANUARY 12, 2007

REGISTERED                                                            REGISTERED

                                                          CUSIP: 172967 ___
                                                        ISIN: US172967 ____
                                                               Common Code:


No. R-                                                                    $

            CITIGROUP INC., a Delaware corporation (the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $____________ on January 12, 2007 and to pay interest thereon from and including January 12, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly, on January 12, April 12, July 12 and October 12 of each year, commencing April 12, 2004, at the rate per annum for each Interest Period of three-month LIBOR plus 0.07%, determined as provided herein, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Record Date for such interest, which shall be the Business Day immediately preceding such Interest Payment Date.

            Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a subsequent Record Date, such subsequent Record Date to be not less than five days prior to the date of payment of such defaulted interest, notice whereof shall be given to holders of Notes of this series not less than 15 days prior to such subsequent Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

            Interest hereon will be calculated on the basis of the actual number of days elapsed in an Interest Period and a 360-day year. Dollar amounts resulting from such calculation will be rounded to the nearest cent, with one-half cent being rounded upward. An "Interest Period" shall be the period from and including an Interest Payment Date (or from January 12, 2004 in the case of the first Interest Payment Date) to and including the day immediately preceding the next Interest Payment Date.

            If an Interest Payment Date falls on a day that is not a Business Day, such Interest Payment Date will be the next succeeding Business Day. If the Maturity of the Notes falls on a day that is not a Business Day, the payment due on Maturity will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement. If a date for payment of interest or principal on the Notes falls on a day that is not a business day in the place of payment, such payment will be made on the next succeeding business day in such place of payment as if made on the date the payment was due. No interest will accrue on any amounts payable for the period from and after the due date for payment of such principal or interest.

            For these purposes, "Business Day" means any day which is a day on which commercial banks settle payments and are open for general business in The City of New York.

            Payment of the principal of and interest on this Note will be made at the office or agency of the Trustee maintained for that purpose in The City of New York.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee or by an authenticating agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  January 12, 2004

                                            CITIGROUP INC.



                                            By:_________________________________
                                               Title: Assistant Treasurer



ATTEST:

By:___________________________
Title:  Assistant Secretary

            This is one of the Notes of the series issued under the within-mentioned Indenture.

Dated:  January 12, 2004

                                            THE BANK OF NEW YORK,
                                            as Trustee


                                            By:_________________________________
                                                  Name:
                                                  Title:


                                            -or-


                                            CITIBANK, N.A.,
                                            as Authenticating Agent


                                            By:_________________________________
                                                  Name:
                                                  Title:

      This Note is one of a duly authorized issue of Securities of the Company (the "Notes"), issued and to be issued in one or more series under the Indenture, dated as of March 15, 1987 (as amended and supplemented to date, the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal to $1,000,000,000.

      This Note will bear interest for each Interest Period at a rate determined by Citibank, N.A., acting as Calculation Agent. The interest rate on this Note for a particular Interest Period will be a per annum rate equal to LIBOR as determined on the related Interest Determination Date plus 0.07%. The Interest Determination Date for an Interest Period will be the second London business day preceding such Interest Period. Promptly upon determination, the Calculation Agent will inform the Trustee and the Company of the interest rate for the next Interest Period. Absent manifest error, the determination of the interest rate by the Calculation Agent shall be binding and conclusive on the holders of Notes, the Trustee and the Company.

      A London business day is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

      On any Interest Determination Date, LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months for the next Interest Period, in amounts of at least $1,000,000, as such rate appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on such Interest Determination Date. If the Telerate Page 3750 is replaced by another service or ceases to exist, the Calculation Agent will use the replacing service or such other service that may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

      If no offered rate appears on Telerate Page 3750 on an Interest Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent (after consultation with the Company) will select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the Calculation Agent will select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the Interest Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable Interest Period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of LIBOR for the next Interest Period will be set equal to the rate of LIBOR for the current Interest Period.

      The interest rate in effect for this Note for the first Interest Period of January 12, 2004 through April 11, 2004 shall be [__________]%.

      Upon request from any Noteholder, the Calculation Agent will provide the interest rate in effect on this Note for the current Interest Period and, if it has been determined, the interest rate to be in effect for the next Interest Period.

      If an event of default (as defined in the Indenture) with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth in Sections 11.03 and 11.04 thereof, which provisions apply to this Note.

      The Indenture contains provisions permitting the Company and the Trustee, without the consent of the holders of the Securities, to establish, among other things, the form and terms of any series of Securities issuable thereunder by one or more supplemental indentures, and, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of Securities at the time outstanding which are affected thereby, to modify the Indenture or any supplemental indenture or the rights of the holders of Securities of such series to be affected, provided that no such modification will (i) extend the fixed maturity of any Securities, reduce the rate or extend the time of payment of interest thereon, reduce the principal amount thereof or the premium, if any, thereon, reduce the amount of the principal of Original Issue Discount Securities payable on any date, change the currency in which Securities are payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities of any series the consent of the holders of which is required for any such modification without the consent of the holders of all Securities of such series then outstanding, or (iii) modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

      This Note is a Global Security registered in the name of a nominee of the Depository. This Note is exchangeable for Notes registered in the name of a person other than the Depository or its nominee only in the limited circumstances hereinafter described. Unless and until it is exchanged in whole or in part for definitive Notes in certificated form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.

      The Notes represented by this Global Security are exchangeable for definitive Notes in certificated form of like tenor as such Notes in denominations of $1,000 and integral multiples thereof only if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Notes or (ii) the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or (iii) the Company in its sole discretion decides to allow the Notes to be exchanged for definitive Notes in registered form. Any Notes that are exchangeable pursuant to the preceding sentence are exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the Depository shall direct. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of definitive Notes in certificated form is registrable in the register maintained by the Company in The City of New York for such purpose, upon surrender of the definitive Note for registration of transfer at the office or agency of the registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the registrar duly executed by, the holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Subject to the foregoing, this Note is not exchangeable, except for a Global Security or Global Securities of this issue of the same principal amount to be registered in the name of the Depository or its nominee.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Notes are governed by the laws of the State of New York.